Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF MAY 31, 2014

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$60,171
Cash equivalents held in trust	13,009

Total investments held in trust	73,180

Cash and cash equivalents	7,325
Fixed-maturity securities, at fair value	13,275
Accrued investment income	516
Premiums receivable	619

Total assets	$94,915

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$20,003
Losses payable	757
Unearned premiums	1,252
Accrued ceding commission expense	46
Other liabilities	184

Total liabilities	22,242

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	2,793

Total stockholder’s equity	72,673

Total liabilities and stockholder’s equity	$94,915

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED MAY 31, 2014

(in thousands)

Revenues:
Premiums earned	$570
Net investment income	182

Total revenues	752

Expenses:
Underwriting Expenses	403
General and administrative expenses	192
Loss from contract termination	6,563

Total expenses	7,158

(Loss) income before federal income taxes	(6,406)

Federal income tax benefit	—

Net (loss) income	$(6,406)